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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-4 of our reports dated February 16, 1994 included (or incorporated by reference) in the WMX Technologies, Inc. Form 10-K for the year ended December 31, 1993 and our reports dated February 7, 1994 included (or incorporated by reference) in the Chemical Waste Management, Inc. Form 10-K for the year ended December 31, 1993, and to all references to our firm included in this registration statement.

                                          /s/ Arthur Andersen LLP

                                          ARTHUR ANDERSEN LLP

Chicago, Illinois
December 16, 1994